                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 28, 2000

                           SAFEGUARD SCIENTIFICS, INC.
                 -----------------------------------------------
                 (Exact name of registrant specified in Charter)

 PENNSYLVANIA                    001-5620                         23-1609753
---------------                ------------                  -------------------
(State or other                (Commission                      (IRS Employee
jurisdiction of                File Number)                  Identification No.)
incorporation)


                      -------------------------------------
                   435 DEVON PARK DRIVE
                        BUILDING 800                                19087
                     WAYNE, PENNSYLVANIA
--------------------------------------------------------------------------------
          (Address of principal executive offices)                 Zip Code



           REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (610) 293-0600

                                 Not Applicable
         (Former name and former address, if changed since last report)

Item 5. Other Events.

                  (a) On February 28, 2000, the Board of Directors of Safeguard Scientifics, Inc. (the "Company") approved a three-for-one split (the "Stock Split") of the outstanding shares of Common Stock of the Company, effected in the form of a dividend of two shares of Common Stock of the Company for each share of Common Stock of the Company outstanding at the close of business on March 13, 2000.

                  (b) On February 28, 2000 the Board of Directors of the Company also declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock, $.10 par value (each, a "Common Share"), of the Company to stockholders of record at the close of business on March 24, 2000, after completion of the Stock Split. All amounts in this Item 5(b) assume the completion of the Stock Split. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a "Unit") of the Series A Junior Participating Preferred Shares, par value $10.00 per share, of the Company (the "Preferred Shares"), or a combination of securities and assets of equivalent value, at a Purchase Price of $300 per Unit, subject to adjustment. The Rights are being issued in accordance with the Rights Agreement (the "Rights Agreement") dated as of February 28, 2000 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. The description and terms of the Rights are set forth in the Rights Agreement. The record date for the dividend distribution of Rights is subject to change depending on the listing process of the New York Stock Exchange.

                  Initially, ownership of the Rights will be evidenced by the Common Share certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) ten
(10) Business Days following a determination by the Board of Directors that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (the "Stock Acquisition Date"), or (ii) ten
(10) Business Days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding Common Shares. Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates, (ii) new Common Share certificates issued after March 24, 2000 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

                  The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 28, 2010, unless earlier redeemed by the Company as described below or unless a transaction under Section 13(d) of the Rights Agreement has occurred.

                  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution

Date and thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, and except in connection with the exercise of employee stock options or stock appreciation rights or under any other benefit plan for employees or directors or in connection with the exercise of warrants or conversion of convertible securities, only Common Shares issued after March 24, 2000 and prior to the Distribution Date will be issued with Rights.

                  Except in the circumstances described below, after the Distribution Date each Right will be exercisable for one one-thousandth of a Preferred Share (a "Preferred Share Fraction"). Each Preferred Share Fraction carries voting and dividend rights that are intended to produce the equivalent of one Common Share. The voting and dividend rights of the Preferred Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Shares of the Company. In lieu of issuing certificates for Preferred Share Fractions which are less than an integral multiple of one Preferred Share (i.e., 1000 Preferred Share Fractions), the Company may pay cash representing the current market value of the Preferred Share Fractions.

                  In the event that at any time following the Stock Acquisition Date, (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Shares remain outstanding, (ii) a Person becomes the beneficial owner of more than 15% of the then outstanding Common Shares other than pursuant to a tender offer that provides fair value to all shareholders,
(iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person an event occurs that results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company may permit the holders simply to surrender the Rights, in which event they will be entitled to receive Common Shares (and other property, as the case may be) with a value of 50% of what could be purchased by payment of the full Purchase Price. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in clauses (i), (ii), (iii) or (iv) of this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person who was involved in the transaction giving rise to any such event will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                  For example, at an exercise price of $300 per Right, each Right not otherwise voided following an event set forth in the preceding paragraph would entitle its holder to purchase $600 worth of Common Shares (or other consideration, as noted above) for $300. Alternatively, the Company could permit the holder to surrender each Right in exchange for Common Shares having a value of $300 without the payment of any consideration other than the surrender of the Right.

                  In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger that is described in, or that follows a tender offer or exchange offer described in, the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. Again, provision is made to permit surrender of the Rights in exchange for one-half of the value otherwise purchasable. The events set forth in this paragraph and in the second preceding paragraph are referred to as the Triggering Events.

                  The Purchase Price payable, and the number of Units of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly dividends) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of the exercise.

                  At any time until ten (10) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $ .001 per Right. That ten (10) day redemption period may be extended by the Board of Directors so long as the Rights are still redeemable. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $ .001 redemption price.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or other consideration) of the Company or for common shares of the acquiring company as set forth above.

                  Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement;
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provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

 This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, the form of which is filed as Exhibit 4 hereto.

                  (c) On February 28, 2000, the Company and Textron Inc. entered into a Transaction Agreement, dated February 28, 2000, providing for the purchase by Textron Inc. of 727,273 Common Shares (or 2,181,819 Common Shares after giving effect to the Stock Split) for an aggregate purchase price of $100 million. The Transaction Agreement is filed as Exhibit 10 hereto.

                  (d) On February 10, 2000, the Board of Directors of the Company amended and restated the Bylaws of the Company. The amended and restated Bylaws are filed as Exhibit 3 hereto.

                  (e) On February 24, the Company issued a press release summarizing its financial results for the fourth quarter of 1999. The press release is filed as Exhibit 99 hereto.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c) Exhibits.

                  Exhibit No.                                 Exhibit
                  -----------                                 -------
                  3                Amended and Restated Bylaws of Safeguard
                                   Scientifics, Inc.

                  4                Form of Rights Agreement, dated as of March 1,
                                   2000, between Safeguard Scientifics, Inc. and
                                   ChaseMellon Shareholder Services LLC, as Rights
                                   Agent

                  10               Transaction Agreement, dated February 28,
                                   2000, between Safeguard Scientifics, Inc. and
                                   Textron Inc.

                  99-1             Press Release dated February 24, 2000.

                                    Signature

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          SAFEGUARD SCIENTIFICS, INC.



                                          By: /s/  JAMES A. OUNSWORTH
                                             -----------------------------------
                                              Name: James A. Ounsworth
                                              Title:   Senior Vice President


Dated:  February 28, 2000

                                  EXHIBIT INDEX

       Exhibit No.                 Exhibit
       -----------                 -------

       3                Amended and Restated Bylaws of Safeguard
                        Scientifics, Inc.

       4                Form of Shareholder Rights Agreement, dated as of
                        February 28, 2000, between Safeguard Scientifics, Inc.
                        and ChaseMellon Shareholder Services LLC, as Rights
                        Agent

       10               Transaction Agreement, dated February 28,
                        2000, between Safeguard Scientifics, Inc. and
                        Textron Inc.

       99-1             Press Release dated February 24, 2000.